                                                                   Exhibit 10(k)


                                AMENDMENT TO THE
                               H.B. FULLER COMPANY
                             EXECUTIVE BENEFIT TRUST

     THIS AGREEMENT is made this 1st day of October, 1997 by and between H.B. FULLER COMPANY, a Minnesota corporation (the "Company"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Trustee have heretofore entered into a trust agreement, dated October 25, 1993 (the "Agreement"), creating the H.B. Fuller Company Executive Benefit Trust, which Agreement is now in full force and effect;

     WHEREAS, the Company has reserved the power to amend the Agreement pursuant to Section 9.1 thereof, subject to the Trustee's consent in certain cases; and

     WHEREAS, the Company and the Trustee wish to amend the Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties agree that the Agreement is hereby amended as follows:

     1. Section 1.3 of the Agreement is amended in its entirety, to read as follows:

          "1.3 'Change in Control' shall mean:

               (a) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement;

               (b) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any 'person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the 'beneficial owner' (as defined in Rule 13d-3 promulgated under the Exchange
               Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities;

               (c) the Continuing Directors cease to constitute a majority of the Company's Board of Directors;

               (d) the shareholders of the Company approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company; or

               (e) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company; provided, however, that within ten business days following the date of such a determination, a majority of the Continuing Directors, if any, may further determine that any provision of this Trust Agreement which takes effect upon the happening of a Change in Control shall not take effect with respect to that Change in Control."

          2.   The second Section 1.4 of the Agreement is redesignated as
               Section 1.5, and a new Section 1.6 is added to the Agreement, to read as follows:

          "1.6 'Continuing Director' means any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or any such Affiliate or Associate, and who (i) was a member of the Board of Directors on August 1, 1997 or (ii) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 1.6, 'Acquiring Person' shall mean any 'person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the 'beneficial owner' (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 15 % or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of the Company's common stock organized, appointed or established for, or pursuant to the terms of, any such plan; and 'Affiliate' and 'Associate' shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act."

          3. A new Section 4.3 is added at the end of Article IV of the Agreement, to read as follows:

          "4.3 Investments. Upon and after the occurrence of a Change in Control, the Trustee shall not be subject to the direction of the Company in the acquisition, investment and disposition of the Trust's assets, and the Trustee shall thereafter acquire, invest and dispose of Trust assets in such manner as it deems prudent and in the best interests of the Plans' participants and their beneficiaries."

          4. Section 9.1 of the Agreement is amended in its entirety, to read as follows:

          "9.1 Trust Amendment. Except as limited below, the Chief Executive Officer of the Company shall have the right to amend this Trust Agreement at any time. Such amendment shall be stated in an instrument in writing, executed by such Chief Executive Officer and attested by the Secretary or an Assistant Secretary of the Company. Upon delivery of an executed counterpart of such instrument to the Trustee, the Trust shall be deemed to have been amended in the manner set forth in such instrument, and all participants and the Company shall be bound by the amendment; provided, however, that:

               (a) no amendment shall increase the duties or liabilities of the Trustee without its written consent;

               (b) no amendment shall reduce, impair or otherwise adversely affect any Plan participant's rights or protections under a Plan or this Agreement unless the participant consents in writing to such amendment;

               (c) no amendment shall cause the Trust to be terminated prior to the time set forth in Section 10.3; and

               (d) no amendment shall cause or permit any assets of the Trust to revert to the Company, except as permitted in Sections 2.3, 5.2, and 10.3.

                                    * * * * *


     IN WITNESS WHEREOF, the Company and the Trustee have executed this instrument as of the date first written above.

                                       H.B. FULLER COMPANY

                                       By  /s/ Walter Kissling
                                           --------------------------------
                                           Chief Executive Officer

Attest: /s/ Richard C. Baker
        -----------------------------
As its: Corporate Secretary
        -----------------------------


                                       FIRST TRUST NATIONAL ASSOCIATION, TRUSTEE

                                       By /s/ Robert H. Kaufer
                                          --------------------------------
                                          As Its Assistant Vice President
                                          --------------------------------
                                       By /s/ Joan M. Hinnenkamp
                                          --------------------------------
                                          As Its Vice President
                                          --------------------------------

                                AMENDMENT TO THE
                               H.B. FULLER COMPANY
                             EXECUTIVE BENEFIT TRUST

     THIS AGREEMENT is made this 2nd day of March, 1998 by and between H.B. FULLER COMPANY, a Minnesota corporation (the "Company"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Trustee have heretofore entered into a trust agreement, dated October 25, 1993 (the "Agreement"), creating the H.B. Fuller Company Executive Benefit Trust, which Agreement, as amended, is now in full force and effect;

     WHEREAS, the Company has reserved the power to amend the Agreement pursuant to Section 9.1 thereof, subject to the Trustee's and beneficiaries' consent in certain cases; and

     WHEREAS, the Company and the Trustee wish to amend the Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties agree that the Agreement is hereby amended as follows:

               1. Section 1.3(b) of the Agreement is amended in its entirety, to read as follows:

               "(b) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any `person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the `beneficial owner' (as defined in Rule 13d-3 promulgated under the Exchange
               Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;"

               2. Paragraphs (d) and (e) of Section 1.3 of the Agreement are amended in their entirety, to read as follows:

               "(d) the shareholders of the Company approve (A) any consolidation, merger, or statutory share exchange of the Company with any person in which the surviving entity would not have as its directors at least 60% of the Continuing Directors and would not have at least 60% of the combined voting power of its outstanding securities held by persons who were shareholders of the Company immediately prior to such consolidation, merger, or statutory share exchange; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any plan of liquidation or dissolution of the Company; or

               "(e) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company."

               3. The last sentence of Section 1.6 of the Agreement is amended to read as follows:

               "For purposes of this Section 1.6, `Acquiring Person' shall mean any `person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the `beneficial owner' (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of the Company's common stock organized, appointed or established for, or pursuant to the terms of, any such plan; and `Affiliate' and `Associate' shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act."

               4. Section 2.2 of the Agreement is amended in its entirety, to read as follows:

               "2.2 Payment of Benefits. Subject to the provisions of Sections 2.3, 3.1, and 4.1, the trustee shall distribute trust funds to the Plan participants and their beneficiaries as directed by the Administrator. If the assets of the Trust are not sufficient to make payments of benefits pursuant to the Plan to participants and their beneficiaries, the Company shall make the balance of each such payment as it becomes due."

               5. Section 2.3 of the Agreement is amended in its entirety, to read as follows:

               "2.3 Reversion of Excess Assets. If, prior to a Change in Control, the Company determines, on the basis of reasonable actuarial assumptions selected by an independent actuary appointed by the Company, that a portion of the Trust's assets or future earnings allocated to an account for a Plan will not be required to pay benefits to participants and their beneficiaries under the terms of the Plan in effect at the time of the determination, all or any part of such portion of assets or future Trust earnings shall be returned to the Company upon the direction of the Company; provided that no part of any assets or future Trust earnings shall be paid to the Company after the occurrence of a Change in Control except as provided in Section
               5.2 or 10.3."

               6. A new paragraph (c) is added at the end of Section 4.1 of the Agreement, to read as follows:

               "(c) The provisions of Section 2.2 (`Payment of Benefits') shall cease to apply, and the Trustee shall distribute the trust fund to Plan participants and their beneficiaries in accordance with the provisions of the Plan. If the Administrator fails to provide the Trustee with information sufficient for it to determine the amount or timing of any distribution within thirty days after the Trustee's receipt of notice of the occurrence of the event entitling the participant or beneficiary to receive such distribution, the Trustee shall be entitled to conclusively rely upon information provided by the participant or beneficiary. If the assets of the Trust are not sufficient to make payments of benefits pursuant to the Plan to participants and their beneficiaries, the Company shall make the balance of each such payment as it becomes due."

               7. A new Section 4.4 is added at the end of Article IV of the Agreement, to read as follows:

               "4.4 Contributions. Within ten business days following the occurrence of a Change in Control, the Company shall make an irrevocable cash contribution to the Trust in an amount which, when added to the then fair market value of the Trust's assets (excluding any assets credited to an Expense Account established pursuant to Section 6.3), is not less than the present value of the payments which are then due or which may thereafter become due to participants or beneficiaries pursuant to the terms of each Plan. The amount of such contribution shall be determined by assuming that each Plan participant who is employed by the Company at the time of the Change in Control will become entitled to receive benefit payments on the earliest date as of which the participant could receive his benefits without reductions based on the participant's age or length of employment. Present value shall be determined using the following actuarial assumptions:

               Interest:     The interest rate on 30-year U.S. Treasury
                             obligations as of the December 31 coinciding with or immediately preceding the date of the Change in Control.

               Salary Scale: 6%

               Mortality:    Postretirement: 1993 Group Annuity Mortality Table.

                             Preretirement:  None.

               As of each yearly anniversary of the occurrence of a Change in Control (`Valuation Date'), the Company shall determine the amount of the contribution which would have been required pursuant to this Section 4.4 if the Change in Control had occurred on such Valuation Date. If the amount so determined exceeds the fair market value of the Trust assets on such Valuation Date, the Company shall, within ten business days following such Valuation Date, make an irrevocable cash contribution to the Trust in an amount which is not less than such excess."

               8. Article V of the Agreement is retitled "Early Termination," and Section 5.1 of the Agreement is amended in its entirety, to read as follows:

               "5.1 Early Termination. Notwithstanding anything herein to the contrary, if there is a final determination that the existence of this Trust would cause the Plan participants to be taxed on their benefits before they actually receive them, the Trust shall terminate and the Trustee shall distribute to each participant the present value of his benefits under each Plan. For the purposes of this Section 5.1:

                    (a) a `final determination' means a determination by the Internal Revenue Service or a court of competent jurisdiction from which no further appeal may be taken, either because there is no further appeal available or because the time to take such appeal has expired; and

                    (b) `present value' shall be determined in the same manner, and with the same interest and mortality factors, as would be used for such purpose under the provisions of the H.B. Fuller Company Retirement Plan in effect at the time such determination is made."

               9. A new Section 6.3 is added at the end of Article VI of the Agreement, to read as follows:

               "6.3 Expense Account. The Company, in its discretion, may direct the Trustee to establish a separate account (the `Expense Account') for the payment of expenses incurred by the Trustee in administering the Trust, and it may contribute to the Expense Account such amounts as it shall determine from time to time, in its sole and absolute discretion. Notwithstanding anything herein to the contrary:

                    (a) Prior to the occurrence of a Change in Control, amounts credited to the Expense Account shall be used solely for the payment of expenses incurred by the Trustee in administering the Trust, to the extent the same have not been paid by the Company, including, without limitation, the Trustee's compensation and expenses incurred by the Trustee in connection with litigation undertaken pursuant to Section 7.3(f).

                    (b) After the occurrence of a Change in Control, amounts credited to the Expense Account shall be used primarily for the payment of expenses described in paragraph (a); provided, that if the Trustee determines that the amounts from time to time credited to the Expense Account exceed the amount of its reasonably anticipated expenses, it may use the excess amounts to pay any benefits due under the Plans.

                    (c) Prior to the occurrence of a Change in Control, all or any part of the amounts credited to the Expense Account shall be paid to the Company upon the direction of the Company.

                    (d) No part of the amounts credited to the Expense Account shall be paid to the Company after the occurrence of a Change in Control, except as provided in Section 5.2 or 10.3."

               10. The first sentence of Section 7.3(d) of the Agreement is amended in its entirety, to read as follows:

               "(d) The Trustee shall receive for its services compensation in accordance with its separate agreement with the Company; provided, that upon and after the occurrence of a Change in Control, the Trustee shall be compensated in accordance with the fee schedule attached hereto as Schedule B."

               11. Section 7.3(f) of the Agreement is amended in its entirety, to read as follows:

               "(f) Following prior written notice to the Company, the Trustee may accept, compromise, settle, enforce or contest any obligation or liability due to or from it as Trustee, including any claim that may be asserted for taxes under any present or future law and any claim the Trust may have for contributions due from the Company under Section 4.4; but it shall not be required to institute or continue litigation unless it is in possession of funds suitable for that purpose or unless it has been indemnified to its satisfaction against its counsel fees and all other expenses and liabilities to which it may in its judgment be subjected in such action. The Trustee shall be entitled, out of the recoveries of any litigation, to reimbursement for its expenses in connection with such litigation."

               12. A new paragraph (j) is added at the end of Section 7.3 of the Agreement, to read as follows:

               "(j) The Trustee may segregate any part or portion of the assets of the Trust for the purpose of administration or distribution thereof and may hold such part or portion uninvested whenever and for so long as is required for the payment in cash of Plan benefits normally expected to become payable in the near future. The Trustee may hold uninvested reasonable amounts of cash whenever the Trustee deems it desirable to do so to facilitate disbursements, pending investments, or for other operational reasons and may deposit the same, without any liability for interest earned thereon, for reasonable periods in the banking department of the Trustee or of any other bank, trust company or other financial institution, including those affiliated in ownership with the Trustee, notwithstanding the banking department's or other entity's receipt of `float' from such uninvested cash."

               13. New Sections 7.4 and 7.5 are added at the end of Article VII of the Agreement, to read as follows:

               "7.4 Employment of Agents. The Trustee may employ agents, experts, and counsel to the extent necessary to the performance of its duties and responsibilities hereunder, and it may reasonably compensate such agents, experts, and counsel out of the assets of the Trust.

               "7.5 Indemnification. Prior to a Change in Control, the Company shall indemnify the Trustee and hold it harmless against any liabilities, losses, or expenses (including reasonable attorneys' fees) incurred by it as a result of any action taken by it pursuant to the instructions of the Company or the Administrator, or by reason of its failure to act upon any matter as to which it has no power to act when no such instructions have been received, except to the extent any such action or failure to act was negligent or in bad faith. Upon or after the occurrence of a Change in Control, the Company shall indemnify the Trustee and hold it harmless against any liabilities, losses, or expenses (including reasonable attorneys' fees) incurred by it as a result of any action taken or omitted by it pursuant to this Agreement, except to the extent any such action or omission was grossly negligent or in bad faith."

               14. The provisions of this Amendment shall be effective as of the date first set forth above, except that the provisions of paragraphs 1, 2, 3, and 7 hereof shall not take effect with respect to a Plan participant until this Amendment has been approved in writing by such participant.

                                    * * * * *

     IN WITNESS WHEREOF, the Company and the Trustee have executed this instrument as of the date first written above.

                                       H.B. FULLER COMPANY

                                       By  /s/ Walter Kissling
                                           -----------------------------------
                                           Chief Executive Officer

Attest:  /s/ Richard C. Baker
         ---------------------------
As its:  Vice President
         ---------------------------

                                       FIRST TRUST NATIONAL ASSOCIATION, TRUSTEE

                                       By  /s/ Robert H. Kaufer
                                           -----------------------------------
                                           As its Vice President

                                       By /s/ Joan M. Hinnenkamp
                                          ------------------------------------
                                          As its Vice President

                                   SCHEDULE B

Upon and after the occurrence of a Change in Control, the Trustee shall be compensated in accordance with the following fee schedule:

TRUSTEE FEES

         Domestic Market Value
         ---------------------

         First $1,000,000                          .30%
         Next $4,000,000                           .20%
         Next $5,000,000                           .15%
         Next $15,000,000                          .10%
         Excess over $15,000,000                   .05%


PARTICIPANT SERVICES

         Recurring Distributions                   $2.50 per transaction
         Lump Sum Distributions                    $10.00 per transaction
              (Automated)
         Lump Sum Distributions                    $15.00 per transaction
              (Non-automated)
         ACH Distributions                         $1.50 per transaction
         ACH Distributions w/advice                $2.00 per transaction

OUT OF POCKET EXPENSES

         Pass Through of Cost